As filed with the Securities and Exchange Commission on November 13, 1997

                           Registration No. 33-_______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------
                         THE HALLWOOD GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

                               Delaware 51-0261339
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                            3710 Rawlins, Suite 1500
                               Dallas, Texas 75219
               (Address of principal executive offices) (Zip code)

                     ---------------------------------------
                             1995 Stock Option Plan
                                       for
                         The Hallwood Group Incorporated
                            (Full title of the plan)
                     ---------------------------------------
                                 Melvin J. Melle
                     Vice President, Chief Financial Officer
                                  and Secretary
                         The Hallwood Group Incorporated
                            3710 Rawlins, Suite 1500
                               Dallas, Texas 75219
                     (Name and address of agent for service)

                                 (214) 528-5588
          (Telephone number, including area code, of agent for service)

                                 With a copy to
                              W. Alan Kailer, Esq.
                            Jenkens & Gilchrist, P.C.
                          1445 Ross Avenue, Suite 3200
                            Dallas, Texas 75202-2799
                                 (214) 855-4500



                         CALCULATION OF REGISTRATION FEE
================================================================================
                               Amount    Proposed     Proposed
                               to be     maximum      maximum       Amount of
Title of securities            regis-    offering     aggregate     registratior
to be registered               tered(1)  share (2)    price (2)         fee
--------------------------------------------------------------------------------
Common Stock, par value       68,000      $40.00     $2,720,000       $824.24
 $.10 per share......         shares
================================================================================

(1) Consists of 68,000 shares of Common Stock reserved for issuance to directors, employees and consultants of The Hallwood Group Incorporated and its subsidiaries pursuant to the 1995 Stock Option Plan for The Hallwood Group Incorporated.
(2) Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the high and low prices for the Common Stock quoted on the New York Stock Exchange, Inc. on November 4, 1997 under the Securities Act of 1933, as amended.
--------------------------------------------------------------------------------


CORPDAL:82710.2 18747-00001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.


     The Hallwood Group Incorporated (the "Corporation") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (1) The Corporation's Form S-8 (No. 33-63709), filed with the Commission on October 26, 1995.

     (2) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

     (3) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     (3) The description of common stock of the Corporation, par value $0.10 per share (the "Common Stock") set forth in the registration statement on Form 8-B, dated January 28, 1982, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interest of Named Experts and Counsel.

          None.



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



Item 6. Indemnification of Directors and Officers.

     The Corporation has authority under Section 145 of the Delaware General Corporation Law (the "Delaware Code") to indemnify its directors and officers. The Corporation's Second Restated Certificate of Incorporation provides that the Corporation shall indemnify its directors and officers to the full extent permitted by the Delaware Code or other provisions of the laws of Delaware. The Corporation's Bylaws provide for indemnification of directors and officers in connection with third party suits and derivative actions, provided, however, that directors and officers shall not be entitled to indemnification with respect to derivative claims where such director or officer is adjudged to be liable for negligence or misconduct in the performance of his duties to the Corporation unless a court determines that despite such an adjudication of liability, such director or officer is entitled to indemnity for fair and reasonable expenses. The Corporation's Bylaws further provide that where a director or officer successfully defends a third party or derivative action such director or officer shall be entitled to indemnification of expenses actually and reasonably incurred in connection therewith.

     The Corporation's Bylaws permit the Corporation to advance litigation expenses in the case of shareholder derivative actions or other actions, provided the Corporation receives an undertaking by the indemnified party to repay such advances unless it is ultimately determined that the indemnified party is entitled to indemnification. The Corporation's Bylaws further permit the Corporation to purchase and maintain liability, indemnification and/or other similar insurance.

     The Second Restated Certificate of Incorporation of the Corporation provides that no director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director except as such director (a) shall be liable under Section 174 of the Delaware Code or (b) shall be liable by reason that, in addition to any and all other requirements for such liability he, (i) shall have breached his duty of loyalty to the Corporation or the stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of the law, or failing to act, shall act in a manner involving intentional misconduct or a knowing violation of the law, or (iv) shall have derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

          Not Applicable.

Item 8. Exhibits.

          The following documents are filed as a part of this Registration Statement.

          Exhibit           Description
          -------           -----------
           4.1*             1995  Stock  Option  Plan  For  The  Hallwood  Group
                            Incorporated

           4.2* Second Restated Certificate of Incorporation of The Hallwood Group Incorporated

           4.3 Restated Bylaws of The Hallwood Group Incorporated (incorporated by reference from Exhibit 3.4 to the Form 10-K of The Hallwood Group Incorporated for the fiscal year ended July 31, 1992)

           5.1**            Opinion  of  Jenkens  &  Gilchrist,  a  Professional
                            Corporation

          23.1***           Consent  of  Jenkens  &  Gilchrist,  a  Professional
                            Corporation

          23.2****          Consent of Deloitte & Touche LLP

          24.1****          Power of Attorney

          -------------------
          * Filed as Exhibit 4.1 contained in the registrant's Form S-8 (No. 33-63709), filed with the Commission on October 26, 1995, incorporated herein by reference.

          **   No opinion is being  furnished  herewith  pursuant to Instruction
               (a) to Item 8 of Form S-8 as the shares registered herein are to be issued as treasury shares.



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                                      II-2

          *** No consent is filed herewith because no opinion is being furnished pursuant to Instruction (a) to Item 8 of Form S-8.

          **** Filed herewith.


Item 9. Undertakings.

          A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from  registration  by  means  of  a   post-effective
     amendment any securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on November 4, 1997:

                       THE HALLWOOD GROUP INCORPORATED


                       By: /s/ Melvin J. Melle
                           -----------------------------------------------------
                           Melvin J. Melle
                           Vice President, Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Melvin J. Melle and Anthony J. Gumbiner, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature                    Capacity                           Date
---------                    --------                           ----


/s/ Anthony J. Gumbiner      Chairman of the Board of           November 4, 1997
--------------------------   Directors and Chief
Anthony J. Gumbiner          Executive Officer


/s/ Melvin J. Melle          Vice President, Chief Financial    November 4, 1997
--------------------------   Officer and Secretary
Melvin J. Melle


/s/ Brian M. Troup           President, Chief Operating         November 4, 1997
--------------------------   Officer and Director
Brian M. Troup


/s/ Charles A. Crocco, Jr.   Director                           November 4, 1997
--------------------------
Charles A. Crocco, Jr.


/s/ J. Thomas Talbot         Director                           November 4, 1997
--------------------------
J. Thomas Talbot

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                                      II-4

                                INDEX TO EXHIBITS


                                                                     Sequential
                                                                      Numbering
  Exhibit         Description                                          Page No.
  -------         -----------                                        -----------

    4.1*          1995 Stock Option Plan For The Hallwood Group Incorporated


    4.2* Second Restated Certificate of Incorporation of The Hallwood Group Incorporated

    4.3 Restated Bylaws of The Hallwood Group Incorporated (incorporated by reference from Exhibit 3.4 to the Form 10-K of The Hallwood Group Incorporated for the fiscal year ended July 31, 1992)

    5.1**         Opinion of Jenkens & Gilchrist, a Professional Corporation

   23.1***        Consent of Jenkens & Gilchrist, a Professional Corporation

   23.2****       Consent of Deloitte & Touche LLP

   24.1****       Power of Attorney (see signature page of this Registration
                  Statement)

----------------
*        Filed  as  Exhibit  4.1   contained  in   the  registrant's   Form  S-8
         (No. 33- 63709), filed with the Commission on October 26, 1995, incoporated herein by reference.

**       No opinion is  being furnished herewith  pursuant to Insurance  (a)  to
         Item 8 of Form S-8 as the shares registered herein are to be issued as treasury shares.

*** No consent is filed herewith because no opinion is being furnished pursuant to Instruction (a) to Item 8 of Form S-8.

****     Filed herewith.

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